SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2010

DIVERSEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-108853

Delaware	80-0010497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2010, in accordance with the Second Amended and Restated Certificate of Incorporation of Diversey Holdings, Inc. (the “Company”) and the Company’s Stockholders Agreement, dated as of November 24, 2009 (the “Stockholders Agreement”), the stockholders of the Company unanimously approved the following matters by written consent:

•	the Company’s 2010 fiscal year budget;

•

establishment (including composition and chairperson) of the Executive Committee, Audit Committee, Governance Committee, Finance Committee and Compensation Committee of the Company’s Board of Directors and each such committee’s charter;

•

re-election of S. Curtis Johnson III, Edward F. Lonergan, James G. Berges, Todd C. Brown, Robert M. Howe, George K. Jaquette, Helen P. Johnson-Leipold, Philip W. Knisely, Richard C. Levin, Clifton D. Louis and Richard J. Schnall as members of the Company’s Board of Directors to continue to serve until their successors are elected or appointed in accordance with the Stockholders Agreement; and

•	ratification of actions taken by the Company’s Board of Directors since the last annual meeting of stockholders.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSEY HOLDINGS, INC.

Date: May 13, 2010	By:	/s/ Scott D. Russell
Scott D. Russell Senior Vice President, General Counsel and Secretary